SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 29, 2009

Ford Credit Floorplan Master Owner Trust A
(Issuer of the notes)

Ford Motor Credit Company LLC
(Exact name of Sponsor as specified in its charter)

Ford Credit Floorplan Corporation	Ford Credit Floorplan LLC
(Exact names of registrants as specified in their respective charters)

Delaware (State or Other Jurisdiction of Incorporation)		Delaware (State or Other Jurisdiction of Incorporation)
333-148505 (Commission File Number)	38-2973806 (I.R.S. Employer Identification No.)	333-148505-01 (Commission File Number)	38-3372243 (I.R.S. Employer Identification No.)
c/o Ford Credit SPE Management Office c/o Ford Motor Credit Company LLC Suite 2407, 212-045 One American Road Dearborn, Michigan	48126	c/o Ford Credit SPE Management Office c/o Ford Motor Credit Company LLC Suite 2407, 212-045 One American Road Dearborn, Michigan	48126
(Address of Principal Executive Offices)	(Zip Code)	(Address of Principal Executive Offices)	(Zip Code)

(313) 594-3495 (Registrant's telephone number including area code)		(313) 594-3495 (Registrant's telephone number including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Ford Credit Floorplan Corporation ("FCF Corp") and Ford Credit Floorplan LLC ("FCF LLC" and, together with FCF Corp, the "Co-Registrants") filed a Registration Statement on Form S-3 (Commission File Nos. 333-148505 and 333-148505-01) on January 24, 2008 which contained a Form of Transfer and Servicing Agreement, a Form of Indenture and a Form of Indenture Supplement.

On September 28, 2009, the Co-Registrants, Ford Motor Credit Company LLC ("Ford Credit"), Ford Credit Floorplan Master Owner Trust A ("MOTA"), Ford Credit Floorplan Master Owner Trust B ("MOTB"), The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee"), and Wells Fargo Bank, National Association, as back-up servicer (the "Back-up Servicer"), entered into the following amendments to the transaction documents and the following additional transaction document, each such amendment or document being effective as of October 1, 2009:

1.
three Fourth Amended and Restated Transfer and Servicing Agreements, each among FCF Corp or FCF LLC, as transferor, MOTA or MOTB, and Ford Credit, as servicer, as acknowledged and agreed with respect to certain provisions by the Back-up Servicer;

2.	Supplemental Indenture No. 2, between MOTA and the Indenture Trustee;

3.
an Amended and Restated Series 2006-1 Indenture Supplement, an Amended and Restated Series 2006-4 Indenture Supplement, an Amended and Restated Series 2006-6 Indenture Supplement, an Amended and Restated Series 2008-2 Indenture Supplement and an Amended and Restated Series 2009-1 Indenture Supplement, each between MOTA and the Indenture Trustee (together, the "Indenture Supplements"); and

4.	a Back-up Servicing Agreement, among the Co-Registrants, Ford Credit, as servicer, MOTA, MOTB and the Back-up Servicer.

The amendments and additional transaction document were entered into in order to appoint Wells Fargo Bank, National Association as back-up servicer for the Receivables underlying each Series of Notes issued by MOTA.  The principal terms of the amendments and the additional transaction document are summarized below.

The Transfer and Servicing Agreements were amended (a) to provide that the Back-up Servicer will become the Successor Servicer if Ford Credit is terminated as Servicer, and (b) to provide for the payment to the Successor Servicer of costs and expenses relating to the transition of servicing ("Transition Costs"), with the first $200,000 of such Transition Costs being paid from funds on deposit in a back-up servicer reserve account.

The Indenture was amended by Supplemental Indenture No. 2 to provide for the establishment of a back-up servicer reserve account, to be funded by the Servicer on or prior to October 1, 2009 in the amount of $200,000, to provide for the payment of Transition Costs.

The Indenture Supplements were amended to provide for the payment of the following amounts from the priority of payments: (a) on a senior basis, after payment of interest on the related Series of Notes, (i) the fees, expenses and indemnities of the owner trustee, the Delaware trustee, the indenture trustee and the issuer, subject to an annual cap of $150,000, and (ii) the monthly back-up servicing fees of the Back-up Servicer, and (b) on a subordinate basis, (i) the remaining fees, expenses and indemnities of the owner trustee, the Delaware trustee, the indenture trustee and the issuer, and (ii) any remaining amounts due to the Back-up Servicer under the Back-up Servicing Agreement and any remaining Transition Costs not paid from the back-up servicer reserve account.

The Back-up Servicing Agreement was entered into to appoint Wells Fargo Bank, National Association as back-up servicer and to provide for the duties of the Back-up Servicer, which include (a) conducting annual on-site visits of the Servicer's servicing operations for dealer floorplan receivables and (b) receiving a monthly data file and confirming the accuracy certain data on the monthly investor report.

The amendments to each of the transaction documents described above were completed in accordance with the provisions of each such transaction document, including the receipt of Rating Agency Confirmation in connection therewith.

On the date hereof, the Co-Registrants have filed a Post-Effective Amendment No. 2 to the Registration Statement (Commission File Nos. 333-148505 and 333-148505-01) containing revised Forms of Transfer and Servicing Agreement, Indenture and Indenture Supplement reflecting the amendments described above, together with a Form of Back-up Servicing Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this Report to be signed on their respective behalfs by the undersigned hereunto duly authorized.

FORD CREDIT FLOORPLAN CORPORATION

By:	/s/ Susan J. Thomas
Name: Susan J. Thomas
Title: Secretary

FORD CREDIT FLOORPLAN LLC

By:	/s/ Susan J. Thomas
Name: Susan J. Thomas
Title: Secretary

Dated: September 29, 2009